                                                                       EXHIBIT 4

                               PAGES 6 THROUGH 11
                            FROM THE PROXY STATEMENT
                        OF THE COMPANY DATED MAY 2, 1997

     Members of the Board of Directors of the Company who are not officers of the Company or any of its subsidiaries receive annual directors' fees of $5,000, plus $350 for each meeting of the Board or the Audit Committee attended and reimbursement for travel expenses. Directors who are officers of the Company or any of its subsidiaries receive $150 for each Board meeting attended and are reimbursed for travel expenses. For meetings held during fiscal 1997, non-officer directors received total fees as follows: Messrs. Strayhorn and Kirtland, as members of the Board of Directors and the Audit Committee, received total fees of $7,100 each, Messrs. Andrews and Hatcher received total fees of $6,400. Mr. Pope, Mr. Pope IV, Mr. Wood, Mr. J. Pope, Mr. C. Pope and Mr. Herring, directors who are also officers, received total fees of $600 each.

CERTAIN TRANSACTIONS

     Certain of the Company's executive officers and directors have participated in transactions between the Company and entities in which they have a material interest. See "Compensation Committee Interlocks and Insider Participation" for a description of these transactions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Pope is an executive officer of the Company and also serves on its Executive Committee, which determines executive officers' salary and bonuses.

     Mr. Andrews and Mr. Wood serve on the Stock Option Committee, which awards compensation in the form of stock options to executive officers and other employees of the Company.

MEETINGS AND COMMITTEES

     During fiscal 1997, the Board of Directors met four times and did not have a nominating or compensation committee. The Executive Committee of the Board of Directors, which consists of Mr. Pope, Mr. C. Pope, Mr. J. Pope and Mr. Strayhorn determines salary and bonus compensation for the Company's executive officers. The Executive Committee met 12 times during fiscal 1997. The Stock Option Committee, which consists of Messrs. Wood and Andrews, determined stock option awards for all executive officers and other key associates of the Company. The Stock Option Committee met 4 times during fiscal 1997. The Audit Committee met two times during fiscal 1997 and consisted of Messrs. Kirtland, Strayhorn and Pope IV. The Audit Committee is responsible for reviewing and making recommendations regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies. Each director of the Company attended at least 75% of the meetings of the Board of Directors and the committees of which he was a member.

                             EXECUTIVE COMPENSATION

     The Company has no standing compensation committee; however, the Executive Committee of the Board of Directors determines salary and bonus compensation for all executive officers of the Company and the Stock Option Committee determines stock option awards for all executive officers and other key associates of the Company. The Executive Committee is composed of Mark C. Pope III, Chairman of the Board and CEO, Mr. Carter D. Pope, Mr. John R. Pope and Mr. Ralph W. Strayhorn, Jr. directors of the Company. The Stock Option Committee is composed of Mr. William A. Wood, Jr. and Mr. Warren E. Andrews, directors of the Company.

COMPENSATION REPORT OF THE EXECUTIVE AND STOCK OPTION COMMITTEES OF THE BOARD OF DIRECTORS OF GRAPHIC INDUSTRIES, INC.

     The Company seeks to attract and retain key executives who will assist the Company in meeting its annual and long-term sales and profit goals, thereby serving the interest of the Company's Shareholders. The elements of the Company's executive compensation are annual cash compensation (salary and bonuses) and stock options. The Executive Committee believes that the demands and expectations of clients and the Company warrant better than median levels of compensation. The Company's compensation practices are designed to achieve the following goals:

     1. Provide salaries that are competitive with those paid to executives in similar positions at private and public companies in each of the Company's key market areas.

     2. Create a link between the executive's compensation and the Company's performance through stock options and bonus opportunities.

     3. Align the financial interest of the executives with that of the shareholders by means of stock options and bonus opportunities in order to increase shareholder value.

     The cash compensation of executive officers (including the CEO) is reviewed annually and adjustments are considered in view of the Executive Committee's assessment of 1) the Company's sales, profit and stock price performance; 2) the executive officers' individual leadership and experience; and 3) compensation levels of executives in similar positions at private and public companies in each of the Company's key market areas. Stock options are granted from time to time to provide incentives to executives to work toward financial objectives that support total shareholder returns in the form of market price appreciation and dividends. The Company's Named Executive Officers received options in fiscal 1997 to provide such an incentive.

     The Company provides medical and other similar benefits to its executive officers on the same basis as made available to other employees of the Company.

     Mr. Wood and Mr. Andrews cannot receive any stock options under the Company's 1988 Incentive Stock Option Plan, 1991 Stock Option Plan or 1995 Stock Option Plan because Mr. Wood and Mr. Andrews serve on the committee administering the Company's Stock Option Plans and must remain "disinterested" under applicable securities laws and rules.

     Submitted by the members of the Executive Committee and the Stock Option Committee of The Board of Directors of Graphic Industries, Inc.

                                MARK C. POPE III
                            RALPH N. STRAYHORN, JR.
                                 CARTER D. POPE
                              WILLIAM A. WOOD, JR.
                                  JOHN R. POPE
                               WARREN E. ANDREWS

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the S&P 500 Stock Index and the cumulative total return for the Company's peer group for the period of five years commencing on January 31, 1992 and ending on January 31, 1997.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                        AMONG GRAPHIC INDUSTRIES, INC.,
               THE S&P 500 INDEX, AND THE COMPANY'S PEER GROUP**

                                 [LINE GRAPH]

        MEASUREMENT PERIOD             THE COMPANY          S&P 500          PEER GROUP
      (FISCAL YEAR COVERED)
1/92                                          $100.00            $100.00            $100.00
1/93                                          $140.00            $111.00            $109.00
1/94                                          $143.00            $125.00            $129.00
1/95                                          $178.00            $125.00            $123.00
1/96                                          $196.00            $174.00            $148.00
1/97                                          $181.00            $220.00            $152.00

 * Assumes $100 invested on January 31, 1992 in Graphic Industries, Inc., the S&P 500 Stock Index and a Peer Group constructed by the Company. Total return assumes reinvestment of dividends.

** The Company's Peer Group is comprised of fourteen publicly-held printing companies with operations in the commercial printing industry similar to those of the Company. The companies in the peer group are: Banta Corp., Bowne & Co. Inc., Cadmus Communications Corp., Consolidated Graphics, Inc., Courier Corp., Devon Group, Inc., R.R. Donnelley & Sons Co., Merrill Corp., Moore Ltd., Quebecor, Inc., World Color Press, Inc., Mail-Well, Inc., Valassis Communications, Inc., and Big Flower Press Holdings, Inc.

                         EXECUTIVE COMPENSATION TABLES

     The following tables set forth certain information required by the Securities and Exchange Commission relating to various forms of compensation of executive officers of the Company with respect to the periods presented.

                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------- -----------------------------------------
                                                   ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                    -------------------------------------- -----------------------------------------
                                                                                    AWARDS               PAYOUTS
                                    -------------------------------------- -----------------------------------------
                                                                            RESTRICTED                  LONG-TERM
                                                          OTHER ANNUAL        STOCK       OPTIONS/    INCENTIVE PLAN
  NAME AND PRINCIPAL      FISCAL    SALARY      BONUS     COMPENSATION        AWARDS        SARS         PAYOUTS
       POSITION            YEAR      ($)         ($)     (1995 AND 1996)       ($)         (#)(1)          ($)
---------------------------------   -------------------------------------- -----------------------------------------
  Mark C. Pope III         1997     $323,900      0             0               0          25,000           0
  Chairman & CEO           1996     $354,967      0             0               0               0           0
                           1995     $348,000      0             0               0               0           0
------------------------------------------------------------------------------------------------------------------
  Alvan A. Herring,        1997     $271,557      0             0               0               0           0
    Jr.
  Vice President           1996     $263,350      0             0               0          12,000           0
                           1995     $225,500      0             0               0           7,500           0
------------------------------------------------------------------------------------------------------------------
  Donald S. Forshay        1997     $207,702      0             0               0               0           0
  Vice President-          1996       (3)        --            --              --              --          --
  Marketing                1995       (3)        --            --              --              --          --
------------------------------------------------------------------------------------------------------------------
  Ellis T. Alexander       1997     $194,312      0             0               0               0           0
  Vice President           1996       (3)        --            --              --              --          --
                           1995       (3)        --            --              --              --          --
------------------------------------------------------------------------------------------------------------------
  David S. Fraser          1997     $163,783      0             0               0               0           0
  CFO & Treasurer          1996     $145,750      0             0               0          14,000           0
                           1995     $101,596      0             0               0          13,000           0
------------------------------------------------------------------------------------------------------------------

----------------------  ------------------

                            ALL OTHER
                           COMPENSATION
  NAME AND PRINCIPAL     (1994 AND 1995)
       POSITION                ($)
----------------------  ------------------
  Mark C. Pope III          $3,000(2)
  Chairman & CEO             3,000(2)
                             3,000(2)
----------------------
  Alvan A. Herring,         $3,000(2)
    Jr.
  Vice President             3,000(2)
                             3,000(2)
----------------------
  Donald S. Forshay         $2,943(2)
  Vice President-            --
  Marketing                  --
----------------------
  Ellis T. Alexander        $3,000(2)
  Vice President             --

----------------------
  David S. Fraser           $3,000(2)
  CFO & Treasurer            1,500(2)
                                    0
----------------------

(1) Options granted in fiscal 1995 were granted pursuant to the Graphic Industries, Inc. 1991 Stock Option Plan. Options granted in fiscal 1996 and fiscal 1997 were granted pursuant to the Graphic Industries, Inc. 1995 Stock Option Plan.

(2) These amounts represent the Company's matching contributions to the named executives' 401(k) accounts, under the Company's Profit Sharing Plan, during the indicated years.

(3) The indicated persons were not executive officers of the Company in fiscal years 1995 and 1996.

FISCAL 1997 OPTION GRANTS

     This table presents information regarding fiscal 1997 option grants to the named executive officers. The Company has no outstanding stock appreciation rights and granted no stock appreciation rights during fiscal 1997.

-------------------------------------------------------------------------------------------------------------------
                                           OPTION GRANTS IN FISCAL 1997
-------------------------------------------------------------------------------------------------------------------
                                                                                   POTENTIAL REALIZABLE VALUE
                                                                                    AT ASSUMED ANNUAL RATES
                                                                                  OF STOCK PRICE APPRECIATION
                                     INDIVIDUAL GRANTS                                  FOR OPTION TERM
-------------------------------------------------------------------------------------------------------------------
                                     % OF TOTAL OPTIONS
                           OPTIONS       GRANTED TO      EXERCISE OR
                           GRANTED      EMPLOYEES IN     BASE PRICE   EXPIRATION       5%             10%
     NAME                    (#)       FISCAL YEAR(3)      ($/SH)        DATE          ($)            ($)
-------------------------------------------------------------------------------------------------------------------
     Mr. Pope III          8,333(1)        10.75%           9.08       7/31/97        9,666         13,749
                           8,333(1)        10.75%           9.08       7/31/98        9,666         13,749
                           8,334(1)        10.75%           9.08       7/31/99        9,667         13,751

     Mr. Herring             ---             ---             ---           ---          ---            ---
                             ---             ---             ---           ---          ---            ---
                             ---             ---             ---           ---          ---            ---


     Mr. Forshay           3,333(2)         4.3%            8.75       7/31/97        4,966          6,599
                           3,333(2)         4.3%            8.75       7/31/98        4,966          6,599
                           3,334(2)         4.3%            8.75       7/31/99        4,968          6,601

     Mr. Alexander           ---             ---             ---           ---          ---            ---
                             ---             ---             ---           ---          ---            ---
                             ---             ---             ---           ---          ---            ---

      Mr. Fraser             ---             ---             ---           ---          ---            ---
                             ---             ---             ---           ---          ---            ---
                             ---             ---             ---           ---          ---            ---
-------------------------------------------------------------------------------------------------------------------

(1) These stock options were granted on July 24, 1997 at an exercise price equal to the then current fair market value of the Common Stock, plus 10%, pursuant to the Graphic Industries, Inc. 1995 Stock Option Plan. Mr. Pope's options vest in one third annual installments beginning on July 1, 1997. Upon a merger, consolidation or other reorganization of the Company involving the exchange, conversion, adjustment or other modification of outstanding options, optionees will be entitled to receive shares of stock, other securities or other property to which terms of the agreement of merger, consolidation or other reorganization would entitle the optionee to receive had he been a holder of record of the shares of Common Stock as to which he could exercise the option.

(2) These stock options were granted on June 27, 1996 at an exercise price equal to the current fair market value of the Common Stock pursuant to the Graphic Industries, Inc. 1995 Stock Option Plan. Mr. Forshay's options vest in one third annual installments beginning on July 1, 1997. Upon a merger, consolidation or other reorganization of the Company involving the exchange, conversion, adjustment or other modification of outstanding options, optionees will be entitled to receive shares of stock, other securities or other property to which terms of the agreement of merger, consolidation or other reorganization would entitle the optionee to receive had he been a holder of record of the shares of Common Stock as to which he could exercise the option.

(3) Based on options to purchase 77,500 shares granted in fiscal 1997.

   INDIVIDUAL OPTION EXERCISES IN FISCAL 1997 AND VALUES AT JANUARY 31, 1997

     This table presents information regarding fiscal 1997 option exercises and the value of unexercised options held at January 31, 1997.

----------------------------------------------------------------------------------------------------------------------
                                             FISCAL YEAR-END OPTION VALUE
----------------------------------------------------------------------------------------------------------------------
                                                                          NUMBER OF           VALUE OF UNEXERCISED
                                                                         UNEXERCISED          IN-THE-MONEY OPTIONS
                                 SHARES                               OPTIONS AT FY-END            AT FY-END
                                ACQUIRED                                     (#)                     ($)(2)
                               ON EXERCISE       VALUE REALIZED         EXERCISABLE/              EXERCISABLE/
          NAME                     (#)               ($)(1)             UNEXERCISABLE            UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------
  Mr. Pope III                        0                   0               0/25,000                 0/$16,750
------------------------------------------------------------------------------------------------------------------
  Mr. Herring                     3,750              $2,813               0/12,000                 0/$12,000
------------------------------------------------------------------------------------------------------------------
  Mr. Forshay                         0                   0               0/10,000                 0/$10,000
------------------------------------------------------------------------------------------------------------------
  Mr. Alexander                     668              $1,082               0/10,000                 0/$10,000
------------------------------------------------------------------------------------------------------------------
  Mr. Fraser                          0                   0               0/11,167                 0/$11,167
------------------------------------------------------------------------------------------------------------------

(1) Represents the difference between the market price of the shares on the date of exercise and the exercise price.

(2) Represents the value of unexercised, in-the-money options at January 31, 1997, based upon the $9.75 closing price of the Common Stock on that date. Amounts have been rounded to the nearest dollar.